UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2021

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 13, 2021, Amerant Bancorp Inc. (the “Company”) issued a press release announcing its intention to effect a clean-up merger, subject to shareholder approval, pursuant to which a subsidiary of the Company will merge with and into the Company (the “Merger”). Under the terms of the Merger, each outstanding share of Class B common stock will be automatically converted to 0.95 of a share of Class A common stock without any action on the part of the holders of Class B common stock; however, to the extent any shareholder, together with its affiliates, would own more than 8.9% of the outstanding shares of Class A common stock following the Merger, such holder’s shares of Class A common stock or Class B common stock, as the case may be, will be converted into shares of a new class of Non-Voting Class A common stock, solely with respect to holdings that would be in excess of the 8.9% limitation. The terms of the Merger to be submitted for approval of the shareholders will include the creation of a new class of Non-Voting Class A common stock. Following the Merger, no shares of Class B common stock will remain outstanding. In addition, all shareholders that would hold fractional shares as a result of the Merger will receive a cash payment in lieu of such fractional shares. To the extent that following the Merger any holder would beneficially own fewer than 100 shares of Class A common stock, such holder will receive cash in lieu of Class A common stock. The Company expects to hold a special shareholders meeting to seek approval of the Merger in early December 2021.

The Company further announced that the Company’s Board of Directors had approved a stock repurchase program, which provides for the potential repurchase of up to $50 million of the Company’s Class A common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Under the stock repurchase program, the Company may repurchase shares of the Class A common stock through open market purchases, by block purchase, in privately-negotiated transactions, or otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The extent to which the Company repurchases its shares of Class A common stock and the timing of such purchases will depend upon market conditions, regulatory requirements, other corporate liquidity requirements and priorities and other factors as may be considered in the Company’s sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. The stock repurchase program does not obligate the Company to repurchase any particular amount of Class A common stock and may be suspended or discontinued at any time without notice.

In addition, the Board terminated the Company’s existing Class B common stock repurchase program, which was initially announced by the Company in March of 2021.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
99.1	Press Release, dated September 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2021	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Assistant Corporate Secretary